                                                                    EXHIBIT 23.8

                 [ADIRONDACK CAPITAL ADVISORS, LLC LETTERHEAD]


September 19, 1997



     We hereby consent to the inclusion by reference in this registration statement of our written opinion and to all references to our Firm included in this registration statement. In giving such consent, we do not admit that we come within the category of persons whose consent is required under Section 7 of the Securities Act of 1933, as amended, or the rules and regulations of the Securities and Exchange Commission thereunder, nor do we thereby admit that we are experts with respect to any part of such Registration Statement within the meaning of the term "experts" as used in the Securities Act of 1933, as amended, or the rules and regulations of the Securities and Exchange Commission thereunder.


                                             /s/ ADIRONDACK CAPITAL ADVISORS,
                                                          LLC
                                          --------------------------------------
                                             Adirondack Capital Advisors, LLC
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PROXY                   CAPSTONE PHARMACY SERVICES, INC.                   PROXY

               SPECIAL MEETING OF STOCKHOLDERS, OCTOBER   , 1997

               THIS PROXY IS SOLICITED BY THE BOARD OF DIRECTORS


    The undersigned hereby appoints Morris A. Perlis and James D. Shelton, or either of them, as proxies, with power of substitution, to vote all shares of the undersigned at the Special Meeting of the Stockholders of Capstone Pharmacy
Services, Inc., to be held on October   , 1997, at         a.m. Eastern Time at
Hotel Intercontinental, 111 East 48th Street, New York, New York 10017, and at any adjournments or postponements thereof, in accordance with the following instructions:


    (1) To approve and adopt an Agreement and Plan of Merger with Beverly Enterprises, Inc.

 [ ]  FOR                       [ ]  AGAINST                       [ ]  ABSTAIN

    (2) To approve and adopt an amendment to Capstone's Certificate of Incorporation.

 [ ]  FOR                       [ ]  AGAINST                       [ ]  ABSTAIN


    (3) To approve and adopt an amendment to the Company's 1995 Incentive and Nonqualified Stock Option Plan for Key Personnel and Directors.


 [ ]  FOR                       [ ]  AGAINST                       [ ]  ABSTAIN


    (4) To approve an Amended and Restated Capstone 1996 Stock Purchase Plan.


 [ ]  FOR                       [ ]  AGAINST                       [ ]  ABSTAIN

    (5) To approve a possible adjournment of the Special Meeting to solicit additional votes in favor of proposals (1) through (4).

 [ ]  FOR                       [ ]  AGAINST                       [ ]  ABSTAIN

    (6) In their discretion, on such other matters as may properly come before the meeting.

    [ ]  FOR DISCRETION         [ ]  AGAINST DISCRETION         [ ]  ABSTAIN

                          (Continued on reverse side)

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                                                                      APPENDIX A

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                          (Continued from other side)

    THE SHARES REPRESENTED HEREBY WILL BE VOTED AS SPECIFIED. IF NO SPECIFICATION IS MADE, THE SHARES WILL BE VOTED FOR EACH OF THE PROPOSALS, AND, IN THE DISCRETION OF THE PROXIES, ON SUCH OTHER MATTERS AS MAY PROPERLY COME BEFORE THE SPECIAL MEETING.

                PLEASE SIGN AND DATE BELOW AND RETURN PROMPTLY.

                                              Dated:

                                            ---------------------------------- ,
                                              1997

                                              ----------------------------------

                                              Dated:

                                            ---------------------------------- ,
                                              1997

                                              ----------------------------------

                                              Signatures of stockholder(s)
                                              should correspond exactly with the
                                              name printed hereon. Joint owners
                                              should each sign personally.
                                              Executors, administrators,
                                              trustees, etc., should give full
                                              title and authority.

                        CAPSTONE PHARMACY SERVICES, INC.
                   9901 EAST VALLEY RANCH PARKWAY, SUITE 3001
                              IRVING, TEXAS 75063

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                                  APPENDIX B


                           BEVERLY ENTERPRISES, INC.




PROXY SOLICITED BY THE BOARD OF DIRECTORS FOR THE SPECIAL MEETING OF STOCKHOLDERS, NOVEMBER 6, 1997



          The undersigned hereby appoints David R. Banks, Boyd W. Hendrickson and Robert W. Pommerville, and each of them, as proxies, each with the power to appoint his substitute, to represent and to vote as designated below, all the shares of common stock of Beverly Enterprises, Inc. held of record by the undersigned on September 25, 1997 at the Special Meeting of Stockholders to be held on November 6, 1997 at 9:00 a.m. at the Holiday Inn, Fort Smith, Arkansas and at any adjournments or postponements thereof.



         THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT YOU VOTE "FOR" ALL OF THE FOLLOWING PROPOSALS


     1. Approval and adoption of an Agreement and Plan of Distribution, dated as of April 15, 1997 (the "Distribution Agreement"), by and among Beverly, New Beverly Holdings, Inc., a Delaware corporation, and a wholly-owned subsidiary of Beverly ("New Beverly") and Capstone Pharmacy Services, Inc., a Delaware corporation ("Capstone"), and the transactions contemplated thereby (the "Distribution").

     FOR [ ]                   AGAINST [ ]                ABSTAIN [ ]

     2. Approval and adoption of an Agreement and Plan of Merger, dated as of April 15, 1997 (the "Merger Agreement"), by and between Beverly and Capstone, and the transactions contemplated thereby (the "Merger").

     FOR [ ]                   AGAINST [ ]                ABSTAIN [ ]

     3. Approval and adoption of the New Beverly 1997 Long-Term Incentive Plan (the "New Beverly 1997 Incentive Plan");

     FOR [ ]                   AGAINST [ ]                ABSTAIN [ ]

     4. Approval and adoption of the New Beverly Non-Employee Directors Stock Option Plan (the "New Beverly Directors Option Plan").

     FOR [ ]                   AGAINST [ ]                ABSTAIN [ ]
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     5. Approval of the possible adjournment of the Beverly Special
Meeting for the purpose of soliciting additional votes in favor of proposals
(1) through (4) above.

     FOR [ ]                   AGAINST [ ]                ABSTAIN [ ]

     6. In their discretion on such other matters as may properly come before the Beverly Special Meeting.

     THIS PROXY, WHEN PROPERLY EXECUTED, WILL CONSTITUTE A VOTE AS
DESIGNATED ABOVE BY THE UNDERSIGNED STOCKHOLDER. IF NO DESIGNATION IS MADE ON ANY OF THE PROPOSALS ABOVE, THIS PROXY WILL BE COUNTED AS A VOTE "FOR" EACH PROPOSAL FOR WHICH NO DESIGNATION IS MADE.


     THE DISTRIBUTION AND THE MERGER REQUIRE THE AFFIRMATIVE VOTE OF A MAJORITY OF THE ISSUED AND OUTSTANDING SHARES OF BEVERLY COMMON STOCK. THE NEW BEVERLY 1997 INCENTIVE PLAN AND THE NEW BEVERLY DIRECTORS OPTION PLAN REQUIRE THE AFFIRMATIVE VOTE OF A MAJORITY OF THE SHARES PRESENT AND ENTITLED TO VOTE THEREON AT A MEETING WHERE A QUORUM IS PRESENT. NONE OF THE PROPOSALS WILL OCCUR OR TAKE EFFECT UNLESS BOTH THE MERGER AND THE DISTRIBUTION ARE
APPROVED.







                          DATE:  ________________________________________, 1997


                          _____________________________________________________


                          _____________________________________________________
                                       Signature of Stockholder(s)



     NOTE: Please sign exactly as name appears on this Proxy. When shares are held by joint tenants, both should sign when signing as attorney, executor, administrator, trustee or guardian, please give full title as such. If a corporation, please sign in full corporate name by President or other authorized officer. If a partnership, please sign in partnership name by authorized person.